UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010
(December 10, 2010)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

    At the special meeting of stockholders of PLX Technology, Inc. (the “Company”) held on December 10, 2010, the stockholders approved an amendment to the Company’s Articles of Incorporation increasing the authorized common stock, par value $0.001, from 50 million shares to 200 million shares.  Accordingly, on December 13, 2010, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Delaware Secretary of State to effect such increase in its authorized common stock.  The form of amendment was included in the proxy statement for the special meeting and is filed with this report as Exhibit 3.1.

ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    On December 10, 2010, the Company held a special meeting of stockholders at which stockholders approved the following proposal by voting as set forth below:

(a)	Amendment of our Amended and Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 50 million shares to 200 million shares.

For	Against	Abstain
26,065,972	14,920,825	154,284

    The affirmative vote of a majority of the outstanding shares of PLX common stock entitled to vote was required to approve the proposal, and the votes cast “for” the proposal met that requirement.  Since there was only one proposal, there were no “broker non-votes.”

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Index to Exhibits.

Exhibit 3.1 is being filed with this Current Report on Form 8-K:

Exhibit Number       Description
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     3.1                        Certificate of Amendment to Amended and Restated Certificate of Incorporation of PLX Technology, Inc. dated December 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  December 14, 2010